Exhibit 10.28

BASE SALARIES OF EXECUTIVE OFFICERS OF THE COMPANY

As of April 4, 2005, the following are the base salaries (on an annual basis) of the executive officers of BJ’s Wholesale Club, Inc.:

Name and Title	Base Salary
Michael T. Wedge President and Chief Executive Officer	$800,000

Herbert J. Zarkin Chairman of the Board	$525,000

Frank D. Forward Executive Vice President, Chief Financial Officer	$395,000

Edward F. Giles Executive Vice President, Club Operations	$350,000

Karen Stout Executive Vice President, Merchandising	$375,000

Kellye L. Walker Senior Vice President, General Counsel and Secretary	$225,000